SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 1, 2007

EXOBOX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

88-0456274
(IRS Employer Identification Number)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Address of principal executive offices)

Robert B. Dillon, President
Exobox Technologies Corp.
6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Name and address of agent for service)

(713) 781-6173
(Telephone number, including area code of agent for service)

ITEM 8. OTHER EVENTS

ITEM 8.01 - OTHER EVENTS

In November 2006, Exobox received a subpoena from the United States Securities and Exchange Commission requesting the production of documents from January 1, 2000 until present and testimony; this formal inquiry following up an informal inquiry commenced in September 2006. Documents requested included, without limitation, formation documents, minutes, records relating to payments or services rendered in exchange for as well as offering documents utilized in connection with the issuance of shares of capital stock, any correspondence with various current and former shareholders, vendors and other third parties, documentation surrounding the 2005 reverse triangular merger, as well as documentation relating to our business. The SEC continues to investigate matters related to our company and the Company has been cooperating with the SEC investigation. The SEC has stated that the investigation and subpoena do not mean that it has concluded that there has been a violation of the law.

On June 1, 2007, Exobox entered into an updated letter of intent with Starboard Capital, Inc. that amends and supersedes the October 25, 2006 letter of intent between the parties, to reflect the on-going negotiations surrounding Exobox’s funding needs and two potential strategic acquisitions. Exobox announced the October 25, 2006, letter of intent in a Form 8-K filed on April 24, 2007. As with any letter of intent, definitive agreements must be negotiated and signed, as well as the necessary financing being provided, in order to consummate the transactions. Accordingly, there is no assurance that Exobox will consummate the contemplated acquisitions.

By: /s/Robert B. Dillon
Robert B. Dillon, President

Dated: June 5, 2007